Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 20, 2012

The Hyatt Regency Reston

1800 Presidents Street, Reston, VA 20190 5:00 P.M. EDT

COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before June 6, 2012.

Please visit http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25439, where the following materials are available for viewing:

• Notice of Annual Meeting of Stockholders

• Proxy Statement

• Form of Electronic Proxy Card

• Annual Report on Form 10-K

TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern

Daylight Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. Please see the proxy statement and proxy card for information regarding attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of Directors: a. Ross K. Ireland

b. Paul A. Lacouture

c. Michael J. Rowny

2. Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

3. Advisory vote to approve the Company’s executive compensation.

4. Approval of the Amended and Restated Neustar, Inc. 2009 Stock Incentive Plan.

5. Approval of the Neustar, Inc. Employee Stock Purchase Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” the election of the directors listed in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.

If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed.

Please note that you cannot use this notice to vote by mail.